Exhibit 99.1

Information Relating to Part II, Item 14 - Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution by Brixmor Operating Partnership LP (the “Operating Partnership”), a majority-owned subsidiary of Brixmor Property Group Inc. (the “Company”), of $700,000,000 aggregate principal amount of 3.850% Senior Notes due 2025, registered pursuant to the Operating Partnership’s and the Company’s Registration Statement on Form S-3 (File Nos. 333-201464 and 333-201464-01) filed on January 13, 2015, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$81,306
Legal fees and expenses	370,000
Accounting fees and expenses	125,000
Printing and duplicating expenses	45,000
Miscellaneous	1,333,000
Total	$1,954,306